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                                                                    Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-112949 of Enersis S.A. on Form F-4 of our report dated January 22, 2004, April 30, 2004, as to Note 40, relating to the consolidated financial statements of Endesa Argentina S.A. and Subsidiaries as of and for the years ended December 31, 2003 and 2002, not presented separately (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a subsidiary's compliance with Law Nr. 25,561 and the related "pesoficiation" of certain balances and the effects of the application of the accounting principles generally accepted in the United States of America on the consolidated financial statements), appearing in the Annual Report on Form 20-F of Enersis S.A. for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & Co. S.R.L.

Buenos Aires, Argentina
June 30, 2004